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                                  EXHIBIT 10.43

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT
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         This second amendment to the Employment Agreement dated as of October
1, 1996 (and amended effective September 17, 1999) by and between Edgewater Technology, Inc., formerly Staffmark, Inc. (the "Company"), and Clete T. Brewer (the "Employee"), is made and entered into effective as of May 22, 2000 between the Company and Employee.

                                    RECITALS

        WHEREAS, the Compensation Committee of the Board of Directors of the Company has determined that it is necessary and in the best interests of the Company to amend the Employment Agreement as a result of various business restructurings that have occurred and in order to make the Employment Agreement more equitable following these business changes; and WHEREAS, this second amendment has been approved by the Compensation Committee on behalf of the Company's Board of Directors on May 22, 2000.

                                    AGREEMENT

        NOW, THEREFORE, in consideration of the promises and the mutual covenants and agreements contained herein, the parties hereto agree as follows:

1. Section 1 of the Employment Agreement, as amended, entitled "Term of Agreement," is further amended and replaced with the following language:

"1.     TERM OF AGREEMENT. Subject to the right of the parties to terminate this
Agreement under Section 5 below, the term of this Agreement shall commence on the date hereof and shall continue until April 1, 2002, except the term shall be extended by one (1) additional month for each full month of service that Employee has completed during the term of the Agreement, beginning with the month of April 2000. During the term of this Agreement, the calendar year shall be referred to herein as a `Compensation Year.'"

2. The Employment Agreement (as amended by the first amendment dated as of September 17, 1999, and as amended herein) contains the entire understanding of the parties with respect to the employment of Employee and supersedes all prior arrangements or understandings, written or oral, with respect thereto. The Employment Agreement, as amended, may not be altered or amended except by a writing, duly executed by a representative of the Company who has been authorized to enter into such an amendment by the Company's Board of Directors.

IN WITNESS WHEREOF, the parties have executed this second amendment to the Employment Agreement as of the date below, effective as of the date reflected in the preamble above.

                                     /s/ Clete T. Brewer
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                                      Clete T. Brewer

                                     Date: December 1, 2000
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                                     EDGEWATER TECHNOLOGY, INC.


                                     By: /s/ Gordon Y. Allison
                                        -----------------------------------
                                     Name:  Gordon Y. Allison
                                     Title: Executive Vice President

                                     Date: December 1, 2000
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